Exhibit 17.1

                             FIELDS, FEHN & SHERWIN
                                    ATTORNEYS
                      11755 Wilshire Boulevard, 15th Floor
                             Los Angeles, CA 90025
                                  310/473/6336


H. Thomas Fehn




                                  July 23, 2007



Board of Directors
CAPITAL ALLIANCE INCOME TRUST
50 California Street
Suite 2020
San Francisco, CA  94111

Gentlemen,

     This is to notify you that I hereby resign from the Board of Directors of CApital Alliance Income Trust.

     If you have any questions or comments, please do not hesitate to contact me.


                                      Very truly yours,

                                      /s/ H. Thomas Fehn
                                      -----------------
                                      H. Thomas Fehn



HTF:tk